Exhibit 99.1

FOR IMMEDIATE RELEASE

January 2, 2018

CenterState Bank Corporation Completes Acquisitions to become one of Florida’s Largest Community Banks

WINTER HAVEN, FL. – January 2, 2018 - CenterState Bank Corporation (NASDAQ: CSFL) (“CenterState”) announced today that it completed its separate acquisitions of Sunshine Bancorp, Inc. (“Sunshine”) and HCBF Holding Company, Inc. (“HCBF”), effective as of January 1, 2018.  Immediately following each acquisition, Sunshine’s subsidiary bank, Sunshine Bank, and HCBF’s subsidiary bank, Harbor Community Bank, merged with and into CenterState Bank, N.A., a national banking association and wholly owned subsidiary of the Company, with CenterState Bank as the surviving bank in the mergers.  As a result of these transactions, CenterState is now one of the largest community banks in Florida based on deposit market share and branch footprint, with approximately $10.2 billion in assets, $7.9 billion in deposits and 142 branches, based on September 30, 2017 financial results.

Pursuant to the merger agreement with Sunshine, Sunshine’s shareholders are entitled to receive for each share of Sunshine common stock outstanding, 0.89 shares of CenterState common stock. Pursuant to the merger agreement with HCBF, HCBF shareholders are entitled to receive for each share of HCBF common stock outstanding, 0.675 of a share of CenterState common stock and $1.925 in cash. In each case, cash will be provided in lieu of fractional shares.

In addition, in connection with the closing of the HCBF merger, Michael Brown, Sr., Chairman and Chief Executive Officer of HCBF and Harbor Community Bank, has joined the CenterState and CenterState Bank boards of directors.

About CenterState

CenterState, headquartered in Winter Haven, Florida between Orlando and Tampa, is the holding company for CenterState Bank, N.A., which provides traditional deposit and lending products and services to its commercial and retail customers through 142 branch banking offices located in 31 counties throughout Florida. The Company also provides correspondent banking and capital market services to approximately 600 community banks nationwide.

For further information, please contact Steve Young at 863-293-4710.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, many of which, with respect to future business decisions and actions, are subject to change, and which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Examples of uncertainties and contingencies include, among other important factors, general economic and business conditions, expectations of and actual timing and amount of interest rate movements, including the slope and shape of the yield curve, which can have a significant impact on a financial services institution, market and monetary fluctuations, including fluctuations in mortgage markets, responses to any or all of these conditions, and the actions of the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, and other regulators and agencies, pending, threatened, or possible future regulatory or judicial actions, proceedings or outcomes, changes in laws and regulations applicable to the Company, the possibility that the anticipated benefits of the transactions will not be realized when expected or at all, the Company’s success in executing its business plans and strategies and managing the risks involved in the foregoing, and other factors that may affect future results of the Company. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and otherwise in our SEC reports and filings, which are available in the “Investor Relations” section of CenterState’s website, http://www.centerstatebanks.com. You should not expect us to update any forward-looking statements.